Exhibit 99

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                           NEWS RELEASE

Donald P. Weinzapfel
Chairman of the Board,             FOR IMMEDIATE RELEASE
President & Chief                    April 9, 1998
Executive Officer
Permanent Bancorp, Inc.            FOR FURTHER INFORMATION
101 S.E. Third Street                Murray J. Brown
Evansville, IN 47708                 Executive Vice President
812-428-6800                         812/428-6805


PERMANENT BANCORP, INC. NAMES NEW DIRECTOR

    (April 9, 1998) -- Permanent Bancorp, Inc. (NASDAQ: "PERM"), parent of Permanent Federal Savings Bank, Evansville, Indiana, today announced that Daniel L. Schenk has been named to its Board of Directors. Mr. Schenk is Chancellor of IVY Tech State College, Evansville Region and resides in Evansville.

    Permanent Bancorp, Inc. is the holding company for Permanent Federal Savings Bank. Permanent Federal, founded in 1885, serves the financial needs of families and local businesses in its primary market areas through its main office located at 101 S.E. Third Street, Evansville, Indiana and 10 Branch Offices: six in Evansville, and one each in the cities of Newburgh, Jasper, Fort Branch, and Oakland City, Indiana. Its deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation.
    Permanent Bancorp, Inc., at December 31, 1997, had assets of $420 million and deposits of $237 million.